UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2011

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415)-946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer

On April 26, 2011, Mark Scott and the company entered into a separation agreement wherein Mr. Scott will stay with the Company until the Company’s filing of the 2011 Form 10-K, which the Company currently anticipates will occur on June 30, 2011. Mr. Scott did not resign due to any disagreement with the Company relating to the Company’s operations, policies or practices.

In connection with Mr. Scott’s pending resignation, he and the Company entered into a Separation Agreement and Full Release of Claims (the “Separation Agreement”), which is effective as of April 8, 2011. Pursuant to the Separation Agreement, the Company agreed to provide the following consideration to Mr. Scott:

•

$75,000 payable within 2 weeks upon the Company’s filing of the 2011 Form 10-K with the SEC, provided that Mr. Scott executes the certifications required in connection with filing the 2011 Form 10-K; and providing that Mr. Scott stays on as Chief Financial Officer until June 30, 2011, and Mr. Scott transfers all pertinent records to the Company.

•	Settlement of all past due liabilities, with payments of $8,000 per month starting April 15, 2011 until $82,961 is paid.

•	Salary of $65,000 per year up through June 30, 2011, with continued benefits through June 30, 2011. No future bonuses will be accrued after April 8, 2011.

•	Issuance of 27,500 restricted shares of IA Global stock in exchange for the cancellation of his current incentive stock options.

The Separation Agreement contains customary provisions with respect to confidentiality, non-disclosure, non-solicitation, non-disparagement and Mr. Scott’s return of any property of the Company in his possession.

Finally, the separation agreement contains a broad release in favor of the Company with respect to any and all rights, claims, demands, causes of actions and liabilities of any nature relating to his employment with the Company, the termination of such employment, and/or his entry into the Separation Agreement, excluding any lawsuits.

Compensatory Arrangement with Company Director

On April 26, 2011, the Company entered into a Consulting Agreement with Gregory LeClaire, a Director of the Company.  The purpose of the agreement is to provide for a transition period leading to the likely appointment of Mr. LeClaire as the Company’s new Chief Financial Officer upon the departure of Mr. Mark Scott on June 30, 2011. Mr. LeClaire is to receive $120 per hour with a maximum of 40 hours per week.

The Separation and Consulting Agreements will be included as exhibits to the Form 10-Q for the three months ended June 30, 2011.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits –

Exhibit No.	Description

99.1	Press Release issued by the IA Global, Inc. on April 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: April 28, 2011

By:	/s/ Brian Hoekstra Brian Hoekstra Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the IA Global, Inc. on April 28, 2011.